Exhibit 23





Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 1998, into UAL's previously filed Form S-8 and Post Effective Amendment No.
1 to Form S-8 Registration Statement (File No. 33-44552),
Form S-8 Registration Statement (File No. 33-57331),
Form S-8 Registration Statement (File No. 333-03041), and
Form S-8 Registration Statment (File No. 333-63181) for the United Air Lines, Inc. Ground Employees' 401(k)
Retirement Savings Plan.



                                     Arthur Andersen LLP


Chicago, Illinois
May 27, 1999